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                                                                    Exhibit 99.2

                                  CERTIFICATION

         Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), Dr. Stephen A. Levine, Chief Executive Officer and Chief Financial Officer of Allergy Research Group, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

         The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004, and to which this Certification is attached as Exhibit 99.2 (the "Periodic Report"), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this 13th day of May 2004.



                                            /s/ Stephen A. Levine
                                            ------------------------------------
                                            Dr. Stephen A. Levine, Ph.D.
                                            CHIEF EXECUTIVE OFFICER AND CHIEF
                                            FINANCIAL OFFICER